Exhibit 10.8

Loan No. 1009271

LOAN AGREEMENT

between

KBS LEGACY PARTNERS APARTMENT REIT, INC.,
a Maryland corporation

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Entered into as of April 19, 2013

-i-

-ii-

TABLE OF CONTENTS (continued)

	Page

8.12	NO WAIVER; SUCCESSORS	15
8.13	TIME	15
8.14	HEADINGS	15
8.15	GOVERNING LAW	15
8.16	USA PATRIOT ACT NOTICE. COMPLIANCE	15
8.17	INTEGRATION; INTERPRETATION	15
8.18	JOINT AND SEVERAL LIABILITY	15
8.19	COUNTERPARTS	15
8.20	LIMITATION ON PERSONAL LIABILITY OF SHAREHOLDERS, PARTNERS AND MEMBERS	15

EXHIIT A - DOCUMENTS
EXHIBIT B - TRANSFER AUTHORIZER DESIGNATION
EXHIBIT C - FORM OF COMPLIANCE CERTIFICATE

-iii-

Loan No. 1009271

LOAN AGREEMENT
THIS LOAN AGREEMENT ("Agreement") is entered into as of April 19, 2013, by and between KBS LEGACY PARTNERS APARTMENT REIT, INC., a Maryland corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").
R E C I T A L
Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the extension of credit for which provision is made herein for the purpose more specifically described in Section 2.4 below.
NOW, THEREFORE, Lender and Borrower agree as follows:
ARTICLE 1
DEFINITIONS

1.1
DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account” – means an account with Lender, account number 496-7225855, in the name of Borrower or Borrower's designee into which Loan proceeds will be deposited.
“Agreement” – shall have the meaning given to such term in the preamble hereto.
“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
“Borrower” – means KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation.
“Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Capitalized Lease Obligation” – means Indebtedness represented by obligations under a capital lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.
“Contingent Obligation” – means, for any Person, any commitment, undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under GAAP.
“Default” – shall have the meaning given to such term in Section 7.1.
“Derivatives Contract” – means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or

Loan No. 1009271

governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value” – means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Lender).
“Extended Maturity Date” – means January 19, 2014.
“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Gross Asset Value” – means, at a given time for a Person, the sum (without duplication) of (a) the sum of the Operating Property Values of such Person at such time, plus (b) all cash and cash equivalents (excluding tenant deposits) of Person at such time provided, however, that restricted cash and cash equivalents, including, without limitation, cash deposited in escrow accounts for taxes and insurance, shall only be included in Gross Asset Value to the extent a liability corresponding thereto is included in the determination of Total Liabilities, together with such Person’s pro rata share of the foregoing items for each Unconsolidated Affiliate. Notwithstanding anything to the contrary, investments in mezzanine debt, Mortgages, stockholdings and other investments not constituting direct (or indirect) equity investments in real estate assets shall be excluded for purposes of determining Gross Asset Value.
“Guarantee” – by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” – means KBS Legacy Partners Properties LLC, a Delaware limited liability company, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
“Indebtedness” – means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all Letter of Credit Liabilities of such Person; (e) all Off Balance Sheet Liabilities of such Person; (f) net obligations under any Derivative Contract in an amount equal to the Derivatives Termination Value thereof; and (g) all Indebtedness of other Persons to the extent (i) such Person has Guaranteed such Indebtedness or such Indebtedness is otherwise recourse to such Person or (ii) such Indebtedness is secured by a lien on any property of such Person, together with such Person’s pro rata share of each of the foregoing items for each Unconsolidated Affiliate. The following shall not be deemed to constitute “Indebtedness” hereunder:

Loan No. 1009271

continuing obligations under purchase agreements, hazardous materials indemnity agreements, and carveout guaranties.
“Lender” – means Wells Fargo Bank, National Association.
“Letter of Credit Liabilities” – means, without duplication, at any time and in respect of any Person, the sum of (a) the stated amount of all letters of credit as to which such Person is the applicant plus (b) the aggregate unpaid principal amount of all reimbursement obligations of such Person at such time due and payable in respect of all drawings made under such letters of credit, together with such Person’s pro rata share of each of the foregoing items for each Unconsolidated Affiliate.
“Liquidity” – means, with respect to a Person, all unrestricted cash and cash equivalents of such Person, together with such Person’s pro rata share of the foregoing items for each Unconsolidated Affiliate.
“Loan” – means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: up to Twenty-Five Million Dollars ($25,000,000).
“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit A as Loan Documents.
“Maturity Date” – means the Original Maturity Date or the Extended Maturity Date, as applicable.
“Mortgage” – means a mortgage, deed of trust or deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a lien on such interest in real estate as security for the payment of Indebtedness.
“Net Equity” – means the amount of equity capital raised by Borrower, net of any direct fees or costs (as opposed to general overhead and expenses) incurred by Borrower in connection with raising such equity.
“Net Operating Income” – means, for any Property for the quarter in question, but without duplication, the sum of (a) rents and other revenues received or accrued (excluding base rent amounts more than sixty (60) days delinquent) in the ordinary course from such Property (including amounts received from tenants as reimbursements for common area maintenance, taxes and insurance and proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent during such quarter) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such property, but specifically excluding general overhead expenses of Borrower and any property management fees), but excluding acquisition-related expenses, accrued or paid during such quarter, minus (c) the actual property management fee paid during such quarter, in each case determined in accordance with GAAP. Notwithstanding the foregoing, in calculating Gross Asset Value, Net Operating Income may, at the Lender’s election, be determined using either actual management fees or an imputed management fee of two percent (2%) of gross revenues for any applicable Property. For purposes of determining the Net Operating Income for a Property owned for less than a full quarter, the average daily Net Operating Income for such Property shall be multiplied by the number of days in such quarter; provided, however, that (i) if the per diem expenses incurred during such partial quarter (i.e., the items referred to in clauses (a) and (b) above) are not indicative of the per diem expenses that would have been incurred over the course a full quarter, in Lender’s sole judgment, then for purposes of determining Net Operating Income, expenses shall be adjusted by Lender in its discretion and (ii) if a tenant has not been in occupancy for the entire partial calendar quarter during which the Property has been owned by Borrower (directly or indirectly), then for purposes of determining gross income (i.e., those items referred to in clause (a) above), the per diem contracted rate for each such item shall be multiplied by the number of days in such quarter for purposes of determining the gross income.
“Net Worth” – means, with respect to such Person, Gross Asset Value of such Person minus Total Liabilities of such Person.

Loan No. 1009271

“Note” – means that certain Unsecured Promissory Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.
“Off Balance Sheet Liabilities” – means, with respect to any Person, any obligation or liability that does not appear as a liability on the balance sheet of such Person and that constitutes (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person, together with such Person’s pro rata share of each of the foregoing items for each Unconsolidated Affiliate.
“Operating Property Value” – means, as of a given date and with respect to any Property, Net Operating Income of such Property for the fiscal quarter most recently ended multiplied by 4 and divided by (i) seven and one-half percent (7.50%).
“Option to Extend” – means Borrower's option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Original Maturity Date to the Extended Maturity Date.
“Original Maturity Date” – means October 19, 2013.
“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit A as Other Related Documents.
“Participant” – shall have the meaning given to such term in Section 8.8.
“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Project” – shall have the meaning given to such term in Section 3.2(b).
“Project PSA” – shall have the meaning given to such term in Section 3.2(b).
“Project Purchase Price” – shall have the meaning given to such term in Section 3.2(c).
“Project Secured Debt” – shall have the meaning given to such term in Section 3.2(c).
“Property” – means a stabilized multi-family property.
“Repayment Guaranty” – means the Repayment Guaranty, dated the date hereof, executed by Guarantor for the benefit of Lender.
“Subsidiary” – means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. “Wholly Owned Subsidiary” means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are so owned or controlled.

Loan No. 1009271

“Total Liabilities” – means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person, including without limitation, Capitalized Lease Obligations and Letter of Credit Liabilities, (b) all accounts payable and accrued expenses of such Person (except to the extent included in the definition of Net Operating Income); (c) all purchase and repurchase obligations and forward commitments of such Person (forward commitments shall include without limitation (i) forward equity commitments and (ii) commitments to purchase any real property); (d) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on a balance sheet of such Person; (f) all Contingent Obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person; (g) all Unfunded Commitments of such Person; and (h) such Person’s pro rata share of each of the foregoing items for each Unconsolidated Affiliate. Total Liabilities shall specifically exclude any amounts recorded as a liability related to tenant deposits (except to the extent such deposits are included in Gross Asset Value) and any intangible liabilities related to the acquisition of property and assumption of debt (such as below market lease liabilities or above market debt). For purposes of clause (c) of this definition, the amount of Total Liabilities of a Person at any given time in respect of (x) a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under such contract if, at such time, the seller of such real property would be entitled to specifically enforce such contract against such Person, otherwise, (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under such contract which, at such time, would be subject to forfeiture upon termination of the contract and (y) a contract relating to the acquisition of real property which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition, shall be equal to (i) the maximum amount reasonably estimated to be payable by such Person under such contract assuming performance by the seller of its obligations under such contract, which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may be based on certain performance levels or other related criteria if, at such time, the seller of such real property would be entitled to specifically enforce such contract against such Person, otherwise (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under such contract which, at such time, would be subject to forfeiture upon termination of the contract.
“Unconsolidated Affiliate” – means, in respect of any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unfunded Commitments” – means (i) the amount of any commitments, whether contingent or non-contingent, to disburse funds in accordance with the terms of any debt investments made by Borrower or any Subsidiary, (ii) the total purchase price payable by Borrower or a Subsidiary under a purchase agreement for the acquisition of real property if the seller of such real property would be entitled to specifically enforce such agreement and (iii) the amount of any other obligations of either Borrower or any Subsidiary to make equity investments.

1.2	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.
ARTICLE 2
LOAN

2.1
LOAN. By and subject to the terms of this Agreement and each other document identified on Exhibit A hereto as a Loan Document, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender up to the principal sum of Twenty-Five Million Dollars ($25,000,000). The Loan is unsecured and non-revolving.

2.2
FEE. Upon, and in consideration of, the execution by Lender of this Agreement, Borrower shall pay to Lender a non-refundable loan fee in the amount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500), and legal fees in the amount of Fourteen Thousand Dollars ($14,000).

2.3	NOTE. The Loan is evidenced by the Note.

Loan No. 1009271

2.4
PURPOSE. The proceeds of the Loan shall be used to fund the equity portion of the acquisition cost of multi-family projects acquired directly or indirectly (through a wholly-owned subsidiary) by Borrower.

2.5	INTEREST; PAYMENTS. Interest shall accrue upon the outstanding principal balance of the Loan at the rate(s) provided in the Note, and such interest shall be payable as required therein.

2.6
OPTIONAL PRINCIPAL PREPAYMENTS. Borrower may prepay all or any portion of the Loan at any time during the term of the Loan without any prepayment fees or penalty; provided, however, that (a) Borrower may not make more than one prepayment during any calendar month (other than prepayments required under Section 2.7) and (b) if applicable, Borrower shall be required to pay any One-Month LIBO Rate Price Adjustment (as defined in the Note) with respect to any such prepayment.

2.7
MANDATORY PRINCIPAL REPAYMENTS; COMMITMENT REDUCTION. Commencing on June 3, 2013 and continuing on the third Business Day after the end of each calendar month during the term of the Loan (each date, a “Principal Reduction Payment Date”), Borrower shall pay to Lender an amount equal to the lesser of (a) the Net Equity raised by Borrower during the previous calendar month (or in the case of the Principal Reduction Payment Date occurring on June 3, 2013, the Net Equity raised by Borrower between the Effective Date and May 31, 2013) or (b) the outstanding principal amount of the Loan. Any payment made in accordance with the foregoing shall be applied in reduction of the outstanding principal amount of the Loan, shall reduce the commitment amount of the Loan by a like amount and may not be reborrowed.

2.8
CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 1:00 p.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time, or which does not constitute immediately available funds, shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.9
MATURITY DATE. The maturity date of the Loan shall be the Maturity Date, on which date all sums due and owing under this Agreement and the other Loan Documents shall be payable in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.10
OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the Original Maturity Date to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower's request to exercise the Option to Extend not less than thirty (30) days prior to the Original Maturity Date; and

(b)
As of the date of Borrower's delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default shall have occurred which is continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred which is continuing, and Borrower shall so certify in writing; and

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Option to Extend; and

(d)
There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower from that which existed as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(e)
The commitment amount of the Loan shall not exceed Ten Million Dollars ($10,000,000). Borrower shall have the right to repay a portion of the outstanding principal amount of the Loan, or cancel any undisbursed commitment amount, or some combination of the foregoing, in order to satisfy the foregoing condition. Any amounts repaid may not be reborrowed; and

(f)	On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of one-quarter of one percent (0.25%) of the outstanding principal amount of the Loan.

Loan No. 1009271

Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.
ARTICLE 3
DISBURSEMENT

3.1
CONDITIONS PRECEDENT. Lender's obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)
The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date such action is to be taken, with the same effect as though such representations and warranties had been made on and as of such dates, and on such dates no Default, as defined in this Agreement, shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time; and

(b)
Prior to taking any such action hereunder, Borrower shall have delivered to Lender all Loan Documents and such other documents, instruments, policies, forms of evidence and other materials as Lender may request under the terms of the Loan Documents.

3.2
CONDITIONS TO DISBURSEMENTS. At Borrower’s request, which may be made by any one of Andree Ngo, Dharshi Chandran, David Snyder, Ann Marie Watters, Susan Meinhardt, Maria Tran, Jane Markel, Todd Smith, or Tanya Fisher, Loan proceeds in amounts of not less than $1,000,000 per disbursement shall be disbursed to or for the benefit of Borrower, from time to time, subject to satisfaction of the following conditions:

(a)	The conditions in Section 3.1 above shall continue to be satisfied;

(b)
Borrower shall have delivered, or caused to be delivered, to Lender a purchase agreement (each, a “Project PSA”) evidencing Borrower’s, or its wholly-owned subsidiary’s, agreement to purchase a multi-family property (each, a “Project”), together with an approved closing statement (provided, that immediately after closing, Borrower shall deliver to Lender a final closing statement which shall be consistent in all material respects with the prior approved closing statement, unless otherwise approved by Lender), executed by Borrower or the applicable wholly-owned subsidiary, evidencing the amount of indebtedness that will be secured by the Project and the equity contribution required to consummate the purchase of the Project;

(c)
Upon acquisition of the applicable Project by Borrower or its wholly-owned subsidiary, the indebtedness that will be secured by such Project (with respect to a Project, the “Project Secured Debt”) will not exceed seventy-five percent (75%) of the purchase price (which shall include closing costs and other proration amounts paid in connection with the acquisition) of such Project identified in the applicable Project PSA (with respect to a Project, the “Project Purchase Price”);

(d)	The amount of the disbursement requested by Borrower shall not exceed the difference between the Project Secured Debt and the Project Purchase Price for the applicable Project;

(e)	The acquisition of the applicable Project by Borrower or its wholly-owned subsidiary shall close within two (2) Business Days of the disbursement.

3.3
ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. When qualified for disbursement, proceeds of the Loan will be disbursed to or for the benefit of Borrower, as instructed by Borrower. As additional security for Borrower's performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Account.

3.4	FUNDS TRANSFER DISBURSEMENTS.

(a)
Borrower hereby authorizes Lender to disburse the proceeds of any Loan made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of

Loan No. 1009271

the accounts designated in the then-most-recent Transfer Authorizer Designation delivered by Borrower to Lender in the form attached hereto as Exhibit B. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower.

(b)
Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.

(c)
Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the date hereof and continuing thereafter that:

4.1
AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow as contemplated by the Loan Documents.

4.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

4.3
FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of (a) Borrower, and (b) Guarantor, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

4.4
NO VIOLATION. Neither Borrower's nor Guarantor’s execution, delivery, and performance under the Loan Documents: (a) requires any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) conflicts with, or constitute a breach

Loan No. 1009271

or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower or Guarantor is bound or regulated; or (c) violates any statute, law, regulation or ordinance, or any order of any court or governmental entity.

4.5	LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower's knowledge threatened, against Borrower.

4.6
FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the partners, joint venturers or members of Borrower, and/or Guarantor, fairly and accurately represent the financial condition of the subject thereof in all material respects and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Notwithstanding the use of generally accepted accounting principles, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825‐10‐25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

4.7
NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

4.8
ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter in all material respects, and do not contain any material misrepresentation or material omission.

4.9
TAX LIABILITY. Borrower and Guarantor have filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and neither Borrower nor Guarantor has knowledge of any basis for any additional payment with respect to any such taxes and assessments.

4.10
NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

4.11
PERMITS; FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

4.12
OTHER OBLIGATIONS. Neither Borrower nor Guarantor is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.13
BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

ARTICLE 5
COVENANTS OF BORROWER
Borrower covenants that so long as any credit remains available hereunder, and until payment in full of all amounts owing under the Loan Documents:

Loan No. 1009271

5.1
OTHER INDEBTEDNESS. From and after the date hereof, Borrower shall not, except with the prior written consent of Lender, (a) create, incur or permit to exist any unsecured liabilities for borrowed money, except the liabilities of Borrower to Lender for money borrowed hereunder, (b) pledge or encumber any of its assets, (c) sell or otherwise transfer any of its assets, (d) permit Guarantor to sell or further encumber any assets of Guarantor, except with the prior written consent of Lender or (e) permit any of its subsidiaries (direct or indirect) to (i) further encumber any assets owned by such Person as of the date hereof or (ii) with the exception of Project Secured Debt in an amount not to exceeds seventy-five percent (75%) of the Purchase Price of the applicable Project, encumber any Project acquired by such Person after the date hereof.

5.2
MERGER, CONSOLIDATION, SALE OF ASSETS. Borrower shall not merge into or consolidate with any corporation or other entity, or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets other than in the ordinary course of business.

5.3
GUARANTEES. Borrower shall not guarantee or become liable in any way as a surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for debt or obligations of any other Person.

5.4
DISTRIBUTIONS. For so long as any portion of the Loan remains outstanding, upon receipt of a written notice from Lender of a Default, Borrower shall not make any distributions, in cash or kind, to its shareholders following the occurrence and during the continuance of a Default.

5.5
EXPENSES. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all legal fees and expenses, accounting fees and auditor fees. If any of the services described above are provided by an employee of Lender, Lender's costs and expenses for such services shall be calculated in accordance with Lender's standard charge for such services.

5.6
ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

5.7
EXISTENCE. Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

5.8
TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower's properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

5.9
NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any material litigation pending or threatened against Borrower or Guarantor; (b) the occurrence of any material breach or material default in the payment or performance of any obligation owing by Borrower or Guarantor to any person or entity, other than Lender; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage in excess of Five Hundred Thousand Dollars ($500,000); or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

5.10
INSURANCE. Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public

Loan No. 1009271

liability, damage and workers' compensation, carried in companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

5.11
FACILITIES. Borrower shall keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

5.12
ORGANIZATIONAL DOCUMENTS. Borrower shall not make any changes to its organizational documents without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed, except for changes required by governmental agencies (including the SEC), which changes shall not require Lender’s consent.

5.13
ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void

5.14	FINANCIAL COVENANTS. At all times during the term of the Loan, however tested quarterly, Borrower shall maintain:

(a)	Net Worth of not less than $20,000,000; and

(b)	Liquidity of not less than $5,000,000.

5.15
MANAGEMENT. At all times during the term of the Loan, KBS Capital Advisors LLC, a Delaware limited liability company (“KBS Capital Advisors”), shall be the asset manager of Borrower pursuant to the terms of the Advisory Agreement between Borrower and KBS Capital Advisors, dated January 25, 2013; provided, however, subject to Lender’s prior written consent, which may be withheld in Lender’s sole discretion, KBS Capital Advisors may be replaced by another asset manager; provided, further, if the replacement asset manager: (i) has financial capability and management experience at least comparable to KBS Capital Advisors; (ii) has current assets under management of not less than 5,000 multi-family units; (iii) has current asset management agreements with at least five (5) other institutional investors; and (iv) is currently a customer of the Wells Fargo Wholesale Bank Commercial Real Estate Group in a borrowing capacity and in good standing, then Lender’s consent to the replacement of KBS Capital Advisors with such substitute manager shall not be unreasonably withheld.

ARTICLE 6
REPORTING COVENANTS

6.1	FINANCIAL INFORMATION.

(d)
Within forty-five (45) days after the expiration of each of the first three fiscal quarter, and within ninety (90) days after year-end, Borrower shall deliver to Lender financial statement (including a balance sheet, income statement and statement of cash flow) of Borrower and Guarantor, each in form and content acceptable to Lender, together with such supporting property information and mortgage debt schedules as Lender may request.

(e)	Within thirty (30) days of Lender’s request, Borrower shall deliver to Lender such other information with respect to Borrower and Guarantor as Lender may reasonably request.

6.2
COMPLIANCE CERTIFICATE. Within forty-five (45) days after the expiration of each of the first three fiscal quarter, and within ninety (90) days after year-end, Borrower shall deliver to Lender a Compliance Certificate in the form attached hereto as Exhibit C.

6.3
BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

Loan No. 1009271

ARTICLE 7
DEFAULTS AND REMEDIES

7.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)
Payment; Performance. Borrower's failure to pay when due any sum, to perform when due any other obligation, or to observe any covenant, the payment, performance, or observance of which is required under the Note or any of the other Loan Documents; provided, however, that wherever provision is made for a time period during which Borrower may undertake to remedy such failure, then such failure shall constitute a Default only if it is not remedied within that time period; or

(b)
Payment Defaults. The occurrence of any payment default by Borrower, beyond any applicable notice and cure periods, under any instrument or agreement (other than the Loan Documents) pursuant to which Borrower has borrowed money from, or incurred liability to, any person or entity, including Lender, in excess of $1,000,000; or

(c)
Attachment. The sequestration or attachment of, or any levy or execution upon, any assets of Borrower which sequestration, attachment, levy or execution is not released expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(d)
Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents and the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) any material adverse change in the financial condition of Borrower or Guarantor from the financial condition represented to Lender as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(e)
Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its assets; or

(f)
Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

(g)
Guarantors. The occurrence of any of the events specified in Sections 7.1 (e) or 7.1 (f) as to Guarantor, or any other person or entity which is in any manner obligated to Lender under the Loan Documents; or

(h)	Intentionally Omitted.

(i)
Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Borrower other than in the ordinary course of business of said entity; or

(j)
Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including without limitation Guarantor's failure to perform any covenant, condition, or obligation thereunder; or

(k)	Failure to Acquire Project. Borrower’s or its wholly-owned subsidiary’s (as applicable) failure to acquire a Project for which Loan proceeds have been disbursed within two (2) Business Days after Loan

Loan No. 1009271

proceeds are disbursed for such Project in accordance with Section 3.2, unless Borrower has repaid the portion of the Loan disbursed for purposes of acquiring such Project. Any amounts repaid may not be reborrowed, shall be applied in permanent reduction of the outstanding principal amount of the Loan and shall reduce the commitment amount of the Loan by a like amount.

7.2
ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. In addition, upon the occurrence of a Default described in Section 7.1(e) or Section 7.1(f), all sums owing to Lender under the Note, this Agreement and the other Loan Documents shall immediately become due and payable without any further action of Lender. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account to the sums owing under the Loan Documents. In addition, following the occurrence of a Default, any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

7.3
RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default, if Borrower pursues the contest diligently and in a manner which Lender determines will not be prejudicial to Lender nor impair the rights of Lender under the Loan Documents.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1
INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, OR ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY TO INDEMNIFY LENDER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

8.2
FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval.

8.3
NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

8.4
RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any

Loan No. 1009271

responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents.

8.5
ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys' fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

8.6
IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

8.7
LENDER'S CONSENT. Wherever in this Agreement there is a requirement for Lender's consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

8.8
LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender's sole discretion (“Participant”). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any party connected with the Loan (including, without limitation, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower and Guarantor); and/or (b) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

8.9
CAPITAL ADEQUACY. If Lender or any Participant in the Loan, or either of them, determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender's or such Participant's or such corporation's commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender's obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error.

Loan No. 1009271

8.10
SUBORDINATION. Borrower subordinates all present and future indebtedness owing by Guarantor to Borrower to the obligations at any time owing by Guarantor to Lender under the Repayment Guaranty. Borrower assigns all such indebtedness to Lender as security for the Loan, the Note and the other Loan Documents. Borrower agrees to make no claim for such indebtedness until all obligations of Guarantor under the Guaranty have been fully discharged. Borrower further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Agreement. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Borrower as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Borrower under the other provisions of this Agreement, and (d) Borrower shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender's rights in and to such indebtedness and any security therefor. If Borrower fails to take any such action, Lender, as attorney-in-fact for Borrower, is hereby authorized to do so in the name of Borrower. The foregoing power of attorney is coupled with an interest and cannot be revoked.

8.11
SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

8.12
NO WAIVER; SUCCESSORS. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. The terms and provisions hereof shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

8.13	TIME. Time is of the essence of each and every term of this Agreement.

8.14
HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

8.15
GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

8.16
USA PATRIOT ACT NOTICE. COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower's name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

8.17
INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

Loan No. 1009271

8.18	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

8.19
COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

8.20
LIMITATION ON PERSONAL LIABILITY OF SHAREHOLDERS, PARTNERS AND MEMBERS. Notwithstanding anything to the contrary contained in any Loan Document, none of the constituent shareholders, partners or members (direct or indirect) in Borrower shall have any liability whatsoever for the payment or performance of any of the obligations evidenced by the Loan Documents. Without limiting in any manner the generality of the foregoing, Lender shall have no right to recover from any constituent shareholder, partner or member (direct or indirect) in Borrower any distribution from Borrower; provided, however, that nothing in this Section 8.19 is intended, nor shall it be deemed, to constitute a waiver of (a) any rights Lender may have under the United States Bankruptcy Code or other applicable law with respect to fraudulent transfers or conveyances or (b) the obligations of Guarantor under the Repayment Guaranty or any other guaranty executed in connection with the Loan.

[Signatures Follow on Next Page]

Loan No. 1009271

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

"LENDER"

WELLS FARGO BANK
NATIONAL ASSOCIATION

By:	/s/ Bryan Stevens

Name:	Bryan Stevens

Title:	Senior Vice President

Lender's Address:

Wells Fargo Bank, National Association
Real Estate Group (AU #02955)
Orange County
2030 Main Street, Suite 800
Irvine, CA 92614

Attention:	Bryan Stevens

[Signatures Follow on Next Page]

Signature Page - Loan Agreement

Loan No. 1009271

"BORROWER"

KBS LEGACY PARTNERS APARTMENT REIT, INC.,
a Maryland corporation

By:	/s/ W. Dean Henry

Name:	W. Dean Henry

its:	Chief Executive Officer

Borrower's Address:

c/o KBS Capital Advisors LLC
R620 Newport Center Drive, Suite 1300
Newport, CA 92660

Attention:	Jim Chiboucas

With a copy to:

c/o Legacy Partners Residential, Inc.
4000 E. Third Avenue, Suite 600
Foster City, CA 94404

Attention:	Guy K. Hays/Robert Calleja

Signature Page - Loan Agreement

EXHIBIT A
Loan No. 1009271

EXHIBIT A - DOCUMENTS
Exhibit A to LOAN AGREEMENT between KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of April 19, 2013.

1.
LOAN DOCUMENTS. The documents in this Section 1, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Promissory Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3	Transfer Authorizer Designation of even date herewith, executed by Borrower for the benefit of Lender.
1.4    Secretary Certificate, executed by David E. Snyder, as Secretary of Borrower, dated of even date herewith.
1.5    Member’s Certificate of KBS Legacy Partners Properties LLC, dated of even date herewith.
1.6    General Partner’s Certificate of KBS Legacy Partners Limited Partnership, dated of even date herewith.

1.7	Officer’s Certificate, executed by David E. Snyder, as Chief Financial Officer of Borrower, dated of even date herewith.
Other Related Documents (Which Are Not Loan Documents):

i.	Repayment Guaranty of even date herewith executed by Guarantor in favor of Lender.

Loan No. 1009271

EXHIBIT B – TRANSFER AUTHORIZER DESIGNATION
Exhibit B to LOAN AGREEMENT between KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of April 19, 2013.

TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds)
X NEW ☐ REPLACE PREVIOUS DESIGNATION ☐ ADD ☐ CHANGE ☐ DELETE LINE NUMBER
_____ ☐ INITIAL LOAN DISBURSEMENT
The following representatives (“Authorized Representatives”) of KBS LEGACY PARTNERS APARTMENT REIT, INC., a Maryland corporation (“Borrower”), are authorized to request the disbursement of loan proceeds and initiate funds transfers for Loan Number 1009271 (“Loan”) in the principal amount of $25,000,000.00 (“Loan Amount”) evidenced by that certain Loan Agreement, dated as of April 19, 2013 (as heretofore or hereafter amended or modified from time to time, the “Agreement”), between Wells Fargo Bank, National Association ("Lender"), and Borrower. Lender is authorized to rely on this Transfer Authorizer Designation form until it has received a new Transfer Authorizer Designation form signed by Borrower, even in the event that any or all of the foregoing information may have changed. The maximum amount of the initial disbursement of any Loan proceeds (“Initial Loan Disbursement”) and the maximum amount of each subsequent disbursement of any Loan proceeds (each a “Subsequent Loan Disbursement”) are set forth below:

	Name	Title	Maximum Initial Loan Disbursement Amount[1]	Maximum Subsequent Loan Disbursement Amount[1]
1.
2.
3.
4.
5.

INITIAL LOAN DISBURSEMENT AUTHORIZATION

☐
Applicable for Wire Transfer. Lender is hereby authorized to accept wire transfer instructions for the Initial Loan Disbursement from ________________ (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to Lender. Said instructions shall include the Borrower’s Name; Title/Escrow #_____________ and/or Loan #1009271; the person/entity to receive the Initial Loan Disbursement (“Receiving Party”); the Receiving Party’s full account name; Receiving Party’s account number at the receiving bank (“Receiving Bank”); Receiving Bank’s (ABA) routing number; city and state of the Receiving Bank; and the amount of the Initial Loan Disbursement (not to exceed the Maximum Initial Loan Disbursement Amount set forth above).

☐	Applicable for Deposit into Deposit Account. Lender is hereby authorized to accept deposit instructions for the Initial Loan Disbursement from an Authorized Representative of Borrower to be delivered, via fax, email, or letter, to Lender for deposit into deposit account # ____________ (“Deposit Account”) held at ________________. Said instructions shall include: the Borrower’s

EXHIBIT A
Loan No. 1009

name; Title/Escrow #_____________ and/or Loan #1009271; the Deposit Account name; the Deposit Account number; the ABA routing number of the bank where the Deposit Account is held; city and state of the bank where the Deposit Account is held; and the amount of the Initial Loan Disbursement (not to exceed the Maximum Initial Loan Disbursement Amount.)

SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION

☐     Not Applicable

☐
Applicable for Wire Transfer. Lender is hereby authorized to accept wire transfer instructions for the Subsequent Loan Disbursement from ________________ (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to Lender. Said instructions shall include the Borrower’s Name; Title/Escrow #_____________ and/or Loan #1009271; the person/entity to receive the Subsequent Loan Disbursement (“Receiving Party”); the Receiving Party’s full account name; Receiving Party’s account number at the receiving bank (“Receiving Bank”); Receiving Bank’s (ABA) routing number; city and state of the Receiving Bank; and the amount of the Subsequent Loan Disbursement (not to exceed the Maximum Subsequent Loan Disbursement Amount set forth above).

☐
Applicable for Deposit into Deposit Account. Lender is hereby authorized to accept deposit instructions for any Subsequent Loan Disbursement from an Authorized Representative of Borrower to be delivered, via fax, email, or letter, to Lender for deposit into deposit account # ____________ (“Deposit Account”) held at ________________. Said instructions shall include: the Borrower’s name; Title/Escrow #_____________ (if applicable) and/or Loan #1009271; the Deposit Account name; the Deposit Account number; the ABA routing number of the bank where the Deposit Account is held; city and state of the bank where the Deposit Account is held; and the amount of the Subsequent Loan Disbursement (not to exceed the Maximum Subsequent Loan Disbursement Amount).

Borrower acknowledges and agrees that the acceptance of and disbursement of funds by Lender in accordance with the title/escrow company or Authorized Representative instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents (as defined in the Loan Agreement). Lender shall not be further required to confirm said disbursement instructions received from title/escrow company or Authorized Representative with Borrower. This Transfer Authorizer Designation form is in effect until _______________ after which time a new authorization request shall be required. Borrower shall instruct title/escrow company and/or Authorized Representative, via a separate letter, to deliver said disbursement instructions in writing, directly to Lender at its address set forth in that certain Section of the Loan Agreement entitled Notices. Borrower also hereby authorizes Lender to attach a copy of the written disbursement instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

EXHIBIT A
Loan No. 1009

Beneficiary Bank and Account Holder Information

1. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Initial Loan Disbursement Amount):
Further Credit Information/Instructions:

2. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Initial Loan Disbursement Amount):
Further Credit Information/Instructions:

EXHIBIT A
Loan No. 1009

3.	SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Subsequent Loan Disbursement Amount nor an amount, in the aggregate with all prior disbursements, would exceed the Loan Amount):
Further Credit Information/Instructions:

4. SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Subsequent Loan Disbursement Amount nor an amount, in the aggregate with all prior disbursements, would exceed the Loan Amount ):
Further Credit Information/Instructions:

 Neither the Initial Disbursement Amount, nor the Initial Disbursement Amount together with any Subsequent Disbursement Amounts, shall ever exceed the Loan Amount.

[Signature Follows on Next Page]

EXHIBIT B
Loan No. 1009271

Date:	April __, 2013

“BORROWER”

KBS LEGACY PARTNERS APARTMENT REIT, INC.,
a Maryland corporation

By:	__________________________________
Name: W. Dean Henry
Its: Chief Executive Officer

EXHIBIT C
Loan No. 1009271
EXHIBIT C – FORM OF COMPLIANCE CERTIFICATE
Exhibit C to LOAN AGREEMENT between KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of April 19, 2013.

Dated: __________, 201_

Wells Fargo Bank, National Association
Real Estate Group (AU # 02955)
2030 Main Street, Suite 800
Irvine, CA 92614
Attention: Bryan Stevens
RE:    Compliance Certificate for the Fiscal Quarter ending __________, 201__
This Compliance Certificate is made with reference to the Loan Agreement entered into by KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation ("Borrower"), and Wells Fargo Bank, National Association (“Lender”) dated as of April 19, 2013 (as heretofore and hereafter amended from time to time, the “Loan Agreement”). All capitalized terms used in this Compliance Certificate shall have the meanings given to them in the Loan Agreement.
Without limiting Borrower’s continuous compliance obligation, Borrower hereby certifies as follows:

1.
As of the date first set forth above, Borrower is in compliance with all covenants and obligations under the Loan Agreement, and all of the representations and warranties set forth therein are true and correct.

2.	As of the last day of the Fiscal Quarter ending ____________, 201__, Net Worth was $_____________. (see Schedule 1 attached)

3.	As of the last day of the Fiscal Quarter ending ____________, 201__, Liquidity was $_____________. (see Schedule 1 attached)

Dated: _____________, 201_

KBS LEGACY PARTNERS APARTMENT REIT, INC.,
a Maryland corporation

By:	_____________________ Name: W. Dean Henry Title: Chief Executive Officer

EXHIBIT C
Loan No. 1009271
Schedule 1
Net Worth

Aggregate Property Net Operating Income		$________________
Cap Rate	/	7.5%
Operating Property Value	=	$________________
Cash & Cash Equivalents	+	$________________
Gross Asset Value	=	$________________
Total Liabilities	-	$________________
Net Worth	=	$________________

Liquidity

Cash		$________________
Cash Equivalents	+	$________________
Liquidity	=	$________________